EXHIBIT 21

✓  W. R. GRACE & CO., a Delaware corporation

U.S. SUBSIDIARIES

12/31/2007

✓  Chapter 11 Filing — April 2, 2001

	SUBSIDIARY NAME	CO.#	STATE OF INCORPORATION

✓	A-1 Bit & Tool Co., Inc.	458	DE
	* Advanced Refining Technologies LLC	268 (f/k/a 930)	DE
✓	Alewife Boston Ltd.	070	MA
✓	Alewife Land Corporation	069	MA
	Alltech Associates, Inc.	259	IL
✓	Amicon, Inc.	174	DE
	AP Chem Incorporated	436	MD
✓	CB Biomedical, Inc.	125	DE
✓	CCHP, Inc.	074	DE
✓	Coalgrace, Inc.	824	DE
✓	Coalgrace II, Inc.	835	DE
	Construction Products Dubai, Inc.	121	DE
✓	Creative Food ‘N Fun Company	587	DE
✓	Darex Puerto Rico, Inc.	798	DE
✓	Del Taco Restaurants, Inc.	557	DE
✓	Dewey and Almy, LLC	406	DE
✓	Ecarg, Inc.	519	NJ
✓	Five Alewife Boston Ltd.	071	MA
✓	G C Limited Partners I, Inc.	465	DE
✓	G C Management, Inc.	539	DE
✓	GEC Management Corporation	689	DE
✓	GN Holdings, Inc.	073	DE
✓	GPC Thomasville Corp.	637	DE
✓	Gloucester New Communities Company, Inc.	572	NJ
✓	Grace A-B Inc.	625	DE
✓	Grace A-B II Inc.	827	DE
	Grace Asia Pacific, Inc.	107	DE
	Grace Chemicals, Inc.	710	DE
✓	Grace Chemical Company of Cuba	305	IL
	Grace Collections, Inc.	316	DE
✓	Grace Culinary Systems, Inc.	479	MD
✓	Grace Drilling Company	877	DE

 * Ownership of Advanced Refining Technologies LLC is 55% W. R. Grace & Co.-Conn. (#001) and 45% Chevron USA, Inc.; certain enumerated actions of the Executive Committee require unanimous consent.

	SUBSIDIARY NAME	CO.#	STATE OF INCORPORATION

✓	Grace Energy Corporation	681	DE
✓	Grace Environmental, Inc.	198	DE
✓	Grace Europe, Inc.	407	DE
	Grace Germany Holdings, Inc.		DE
✓	Grace H-G Inc.	506	DE
✓	Grace H-G II Inc.	828	DE
✓	Grace Hotel Services Corporation	480	DE
✓	Grace International Holdings, Inc.	543	DE
	Grace Latin America, Inc.	263	DE
	Grace Management Services, Inc.	485	DE
✓	Grace Offshore Company	822	LA
✓	Grace PAR Corporation	621	DE
✓	Grace Petroleum Libya Incorporated	880	DE
	Grace Receivables Purchasing, Inc.	041	DE
✓	Grace Tarpon Investors, Inc.	462	DE
✓	Grace Ventures Corp.	664	DE
✓	Grace Washington, Inc.	197	DE
✓	W. R. Grace Capital Corporation	563	NY
✓	W. R. Grace & Co.-Conn.	001	CT
✓	W. R. Grace Land Corporation	523	NY
✓	Gracoal, Inc.	856	DE
✓	Gracoal II, Inc.	848	DE
✓	Guanica-Caribe Land Development Corporation	376	DE
✓	Hanover Square Corporation	516	DE
✓	Homco International, Inc.	631	DE
	Ichiban Chemical Co., Inc.	028	DE
✓	Kootenai Development Company	079	MT
✓	L B Realty, Inc.	495	DE
✓	Litigation Management, Inc.	317	DE
✓	Monolith Enterprises, Incorporated	477	DC
✓	Monroe Street, Inc.	481	DE
✓	MRA Holdings Corp.	075	DE
✓	MRA Intermedco, Inc.	076	DE
✓	MRA Staffing Systems, Inc.	077	DE
	NZ Alltech, Inc.		IL
✓	Remedium Group, Inc.	063	DE
✓	Southern Oil, Resin & Fiberglass, Inc.	318	FL
✓	Water Street Corporation	548	DE

NON-U.S. SUBSIDIARIES

ARGENTINA
W. R. Grace Argentina S.A.
WRG Argentina, S.A.
AUSTRALIA
Alltech Associates (Australia) Pty. Ltd.
Grace Australia Pty. Ltd.
BELGIUM
Grace Construction Products N.V.
Grace N.V.
Grace Silica N.V.
Inverco Benelux N.V.
BRAZIL
Grace Brasil Ltda.
Grace Davison Ltda.
CANADA
GEC Divestment Corporation Ltd.
Grace Canada, Inc.
W. R. Grace Finance (NRO) Ltd.
CHILE
Grace Quimica Compania Limitada
CHINA - PEOPLE’S REPUBLIC OF
Grace China Ltd.
Grace Trading (Shanghai) Co., Ltd.
COLOMBIA
Grace Colombia S.A.
W. R. G. Colombia S.A.
CUBA
Envases Industriales y Comerciales, S.A.
Papelera Camagueyana, S.A.
FRANCE
Alltech France S.A.R.L.
Grace Produits de Construction SAS
Société Civile Beau-Béton
W. R. Grace S.A.
GERMANY
Advanced Refining Technologies GmbH
Alltech Grom GmbH
Grace Bauprodukte GmbH
Grace Darex GmbH
Grace Energy GmbH
Grace Europe Holding GmbH
Grace GP GmbH
Grace Management GP GmbH
Grace Silica GmbH

GREECE
Grace Hellas E.P.E.
HONG KONG
Alltech Applied Science Labs (HK) Limited
Alltech Scientific (China) Limited
W. R. Grace (Hong Kong) Limited
W. R. Grace Southeast Asia Holdings Limited
HUNGARY
Grace Értékesito Kft.
INDIA
Flexit Laboratories Private Ltd.
W. R. Grace & Co. (India) Private Limited
INDONESIA
PT. Grace Specialty Chemicals Indonesia
IRELAND
Amicon Ireland Limited
Grace Construction Products (Ireland) Limited
Trans-Meridian Insurance (Dublin) Ltd.
ITALY
Alltech Italia S.R.L.
W. R. Grace Italiana S.p.A.
JAPAN
Advanced Refining Technologies K.K.
Grace Chemicals K.K.
Grace Japan Kabushiki Kaisha
KOREA
Grace Korea Inc.
MALAYSIA
W. R. Grace (Malaysia) Sendiran Berhad
W. R. Grace Specialty Chemicals (Malaysia) Sdn. Bhd.
MEXICO
Grace Container, S. A. de C. V.
W. R. Grace Holdings, S. A. de C. V.
NETHERLANDS
Alltech Applied Science B.V.
Amicon B.V.
Denac Nederland B.V.
LC Service B.V.
Storm van Bentem en Kluyver B.V.
W. R. Grace B.V.
NETHERLANDS ANTILLES
W. R. Grace N.V.
NEW ZEALAND
Grace (New Zealand) Limited
PHILIPPINES
W. R. Grace (Philippines), Inc.
POLAND
Grace Sp. z o.o.
RUSSIA
Darex CIS LLC
SINGAPORE
W. R. Grace (Singapore) Private Limited

SOUTH AFRICA
Grace Davison (Proprietary) Limited
W. R. Grace Africa (Proprietary) Limited
SPAIN
Grace, S.A.
Pieri Especialidades, S.L.
SWEDEN
Grace AB
Grace Catalyst AB
Grace Sweden AB
SWITZERLAND
Pieri S.A.
TAIWAN
W. R. Grace Taiwan, Inc.
THAILAND
W. R. Grace (Thailand) Limited
UNITED KINGDOM
A.A. Consultancy & Cleaning Company Limited
Alltech Associates Applied Science Limited
Cormix Limited
Borndear 1 Limited
Borndear 2 Limited
Borndear 3 Limited
Darex UK Limited
Emerson & Cuming (Trading) Ltd.
Emerson & Cuming (UK) Ltd.
Exemere Limited
Grace Construction Products Limited
Pieri U.K. Limited
Servicised Ltd.
W. R. Grace Limited
VENEZUELA
Grace Venezuela, S.A.
Inversiones GSC, S.A.
VIETNAM
W. R. Grace Vietnam Company Limited